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                                                                Exhibit 99.11(a)


           CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

      We consent to the reference made to our firm under the captions "Condensed Financial Information" in the Prospectus and "Independent Auditors and Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment No. 13 to Registration Statement No. 33- 37972 on Form N-1A of our report dated December 12, 1996, on the financial statements and financial highlights of MFS Strategic Income Fund, a series of MFS Series Trust VIII, included in the 1996 Annual Report to Shareholders.



                                          ERNST & YOUNG LLP
                                          Ernst & Young LLP


Boston, Massachusetts
February 24, 1997